UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 27, 2017

(Exact name of registrant as specified in its charter)

New Jersey	I-3215	22-1024240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Johnson & Johnson Plaza, New Brunswick, New Jersey  08933
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  732-524-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
(a)    The annual meeting of the shareholders of the company was held on April 27, 2017.
(b)    At the meeting, the shareholders:

•	elected all 10 Director nominees named in the 2017 Proxy Statement to the company's Board of Directors;

•	approved, on an advisory basis, having an advisory vote on the compensation of the executive officers named in the Company's proxy statement every one (1) year;

•
approved, on an advisory basis, the executive compensation philosophy, policies and procedures described in the Compensation Discussion and Analysis section of the 2017 Proxy Statement and the compensation of the company's executive officers named in the 2017 Proxy Statement, as disclosed therein;

•	re-approved the material terms of performance goals under the 2012 Long-Term Incentive Plan;

•	ratified the appointment of PricewaterhouseCoopers LLP as the company's independent registered public accounting firm for the fiscal year 2017; and

•	did not approve the shareholder proposal for independent board chairman.

The following are the final voting results for each of the six items voted on at the meeting.

1.    Election of Directors:

	Shares For	Shares Against	Shares Abstain	Non-Votes
M. C. Beckerle	1,838,278,864	18,720,117	3,852,746	449,929,963
D. S. Davis	1,821,180,916	35,255,596	4,415,215	449,929,963
I. E. L. Davis	1,841,619,285	13,695,031	5,537,411	449,929,963
A. Gorsky	1,771,902,808	77,152,273	11,796,646	449,929,963
M. B. McClellan	1,835,395,802	21,114,454	4,341,471	449,929,963
A. M. Mulcahy	1,797,000,524	59,006,144	4,845,059	449,929,963
W. D. Perez	1,821,750,276	33,939,411	5,162,040	449,929,963
C. Prince	1,818,149,271	37,196,259	5,506,197	449,929,963
A. E. Washington	1,814,450,871	41,984,919	4,415,937	449,929,963
R. A. Williams	1,801,942,033	54,575,251	4,334,443	449,929,963

2.    Advisory Vote on Frequency of Voting to Approve Named Executive Officer Compensation:

1 Year	1,668,222,388
2 Years	7,914,694
3 Years	177,619,853
Abstain	7,094,792
Non-Votes	449,929,963

3.    Advisory Vote to Approve Named Executive Officer Compensation:

For	1,745,134,771
Against	99,937,301
Abstain	15,779,655
Non-Votes	449,929,963

4.    Re-approval of the Material Terms of Performance Goals Under the 2012 Long-Term Incentive Plan:

For	1,701,504,130
Against	149,584,917
Abstain	9,762,680
Non-Votes	449,929,963

5.    Ratification of Appointment of PricewaterhouseCoopers LLC as the Independent Registered Public Accounting
    Firm for 2017:

For	2,249,386,529
Against	50,709,470
Abstain	10,685,691

6.    Shareholder Proposal - Independent Board Chairman:

For	790,127,571
Against	1,056,444,234
Abstain	14,279,922
Non-Votes	449,929,963

(d)     Based on the voting results set forth in (b)(2) above, the company’s Board of Directors has determined that an advisory vote by the shareholders regarding named executive officer compensation as set forth in the proxy statement will be conducted on an annual basis.

Item 8.01  Other Events.
On April 27, 2017, the company announced that its Board of Directors declared a 5.0% increase in the quarterly dividend rate, from $0.80 to $0.84 per share. At the new rate, the indicated dividend on an annual basis is $3.36 per share compared to the previous rate of $3.20 per share. The next quarterly dividend is payable on June 13, 2017 to shareholders of record as of the close of business on May 30, 2017.
The company's related press release is attached to this Report as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No.      Description
99.1        Johnson & Johnson Press Release dated April 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Johnson & Johnson
(Registrant)
Date: May 1, 2017	By:	/s/ Thomas J. Spellman III
Thomas J. Spellman III
Secretary